                              OFFICER'S CERTIFICATE

         I do hereby certify and represent that:

         1. I am the duly elected Secretary of deCODE genetics, Inc., a Delaware corporation.

         2. Pursuant to Rule 306(a) of Regulation S-T, the following exhibit
10.40 to deCODE genetics, Inc.'s Annual Report on Form 10-K is a fair and accurate English translation of a document prepared in the Icelandic language.

         IN WITNESS WHEREOF, I have signed this Officer's Certificate in my capacity as Secretary of deCODE genetics, Inc. on this 21 day of March, 2002.


                                  By:        /s/ Tanya Zharov
                                             -----------------------------------
                                  Name:      Tanya Zharov
                                  Title:     Secretary and Corporate Counsel

                                                                   Exhibit 10.40

[NOTE: CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN MARKED TO INDICATE THAT CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THIS CONFIDENTIAL INFORMATION. THESE PORTIONS HAVE BEEN MARKED WITH THE CLAUSE "CONFIDENTIAL TREATMENT REQUESTED" AND/OR TWO ASTERISKS ENCLOSED IN BRACKETS (i.e., [**]). THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]






                                 LOAN AGREEMENT
                           (Loan in foreign currency)


                                     BETWEEN


                                STURLUGATA 8 EHF
                                  (as borrower)

                                       and


                              ISLANDSBANKI-FBA HF.
                                    as lender

                                Table of Contents

1.        AMOUNT OF LOAN AND DISBURSEMENT                                     3
2.        REPAYMENT                                                           3
3.        INTEREST, INTEREST ADJUSTMENTS AND PAYMENT OF INTEREST              4
4.        COSTS                                                               5
5.        INSURANCE                                                           5
6.        CONDITIONS FOR DISBURSEMENT                                         5
7.        DECLARATIONS OF THE BORROWER                                        6
8.        PAYMENT OF TAXES IN CONNECTION WITH THE CONCLUSION OF
          THE AGREEMENT                                                       6
9.        COVENANTS                                                           7
10.       EVENTS OF DEFAULT - REMEDIES                                        7
11.       NOTICES                                                             8
12.       FORCE MAJEURE                                                       9
13.       FURTHER PROVISIONS                                                  9
ANNEX 1 - LOAN DISBURSEMENT APPLICATION                                      10
ANNEX 2 - FOREIGN CURRENCY ACCOUNTS                                          11

Islandsbanki-FBA hf., State Reg. No. 550500-3530, Kirkjusandur 2, 155 Reykjavik, hereinafter referred to as the Lender, and Sturlugata 8 ehf., State Reg. No. 581201-2190, Sturlugata 8, Reykjavik, hereinafter referred to as the Borrower, enter into the following

                                 LOAN AGREEMENT

on a loan for 7 years to the amount of

USD 4,000,000.- FOUR MILLION 00/100 US DOLLARS-

on the terms described herein.

1. Amount of Loan and Disbursement

The Borrower undertakes to borrow, and the Lender undertakes to lend the agreed amount. The loan is available for disbursement as of the signature of this Agreement until 31 January 2002. The loan shall be disbursed to the Borrower in a single payment.

The Borrower shall send to the Lender a disbursement application with at least 2 working days' notice. The application shall contain an account number for the deposit of the disbursement. A disbursement application form is attached to this agreement as Annex 1.

In the event that the Borrower has not sent a written request for disbursement before 29 January 2002 the loan offer of the Lender shall be withdrawn without notice and without warning, provided that the Lender has not given written confirmation to the contrary. In the event that the commitment of the Lender is withdrawn pursuant to the above the Borrower shall pay the Lender all costs incurred by the Lender as a result of this Agreement.

The Borrower intends to use the loan to finance his purchase of the property Sturlugata 8, Reykjavik, from Islensk Erfoagreining ehf.

2. Repayment

The Borrower undertakes to repay the loan in 28 equal instalments every 3 months, starting on 1 MARCH 2002.

The loan shall be repaid into the foreign currency account of the Lender, identified in Annex 2.

In the event that the payment date of instalments and/or interest does not fall on a banking day, the payment date shall be transposed to the banking day immediately following, unless such day is in the following month, in which case the payment date shall be transposed to the immediately preceding banking day.

The real estate assessment for the property Sturlugata 8, Reykjavik is not available at the time of signature of this Loan Agreement. In the event that the real estate assessment of the property, i.e. the site and buildings, is valued at less than ISK 2,250,000,000.-, the Borrower undertakes to pay a separate instalment on the loan on the first instalment date. The amount of the instalment shall be equal to the difference between the real estate assessment and the amount of ISK 2,250,000,000.- mentioned above, and the payment shall be made in US dollars.

In the period from the disbursement of the loan until 31 December 2004, the Lender may require an advance payment on the loan if the conversion value of the US dollar, as posted by the Central Bank of Iceland on the due date of the interest and instalments, has fallen by more than 15% from the posted rate of the Central Bank of Iceland on the disbursement date of the loan and the restated position of the bonds issued on 1 January 2002, 1st class, by Sturlugata 8 ehf. in the total amount of ISK 1,400,000,000.- and adjusted debts pursuant to this Agreement are higher than, the lesser of ISK 2,000,000,000 or 80% of the discounted replacement value of installations on the site in accordance with public records plus the added restated price of the rights to the site. The amount of this refund shall be calculated so that the outstanding balance of the loan, restated in Icelandic kronur on the due date, shall not be in excess of the restated amount of the loan in relation to the price of the US dollar on the date of disbursement, having taken into account the prepayment pursuant to this provision.

A banking day is a working day when banks are open in Reykjavik and London.

The place of payment is with the Lender.

3. INTEREST, INTEREST ADJUSTMENTS AND PAYMENT OF INTEREST

      (a) The loan shall carry an interest rate equivalent to 3-MONTH LIBOR RATES as determined for US dollar, as current at any time, plus a margin of 3.0% - THREE-POINT-ZERO PERCENT. LIBOR (London Inter Bank Offered Rate) interest refers to interest on the London Interbank Market as posted at 11 a.m., local time, in London on the Reuter BBA screen.

      (b) In the event of default by the Borrower on a debt pursuant to this Loan Agreement, the Borrower shall pay penalty interest corresponding to the base interest rate plus the margin referred to in item (a) above, plus the added default premium of 3.0% - THREE-POINT-ZERO PERCENT of the due amount or called-in amount from the due date to the date of payment.

      (c) In the event of default by the Borrower on the loan pursuant to this Loan Agreement, the Lender may, furthermore, convert the loan into Icelandic kronur in accordance with the posted selling rate of the Lender for the currencies of which the loan is comprised at the close of the date of calling. Default interest shall then be paid pursuant to the decision of the Central Bank of Iceland at any time on default interest rates and default margins, cf. Article 6, Paragraph 1 of the Interest Act No. 38/2001, on the due or called-in amount from the due date to the date of payment. The Lender shall notify the Borrower of the date of the intended conversion of the debt with a prior notice of at least one week. Once the loan has been converted into Icelandic kronur it may not be converted back into the original currency without the written approval of the Borrower.

Interest is calculated from the date of disbursement of the loan. The interest shall be calculated so that on an annual basis the actual number of days is used to multiply and then divided by 360.

The interest is determined in advance for three months at a time, two days prior to the beginning of the next interest period. The first interest period may be longer or shorter, as it begins on the date of the disbursement of the loan and ends on 1 March 2002.

The interest is payable every three months on the same due dates as the instalments.

Unpaid default interest, in accordance with items (b) or (c) above, shall accrue to the principal of the loan every 12 months, for the first time 12 months after the first date of default.

The Lender may adjust the interest margin unilaterally on the due date 1 MARCH 2005. No later than 30 days prior to the stated due date, the Lender shall notify the Borrower of the applicable margin as of that due date. In the event that the Lender's decision on the margin is unacceptable to the Borrower, the Borrower may pay the loan, including accrued interest and costs, in full, on the review date of the interest without payment of a separate acceleration fee, provided that he has informed the Lender of such intention with one weeks notice.

4. Costs

The Borrower shall pay a facility fee of [CONFIDENTIAL TREATMENT REQUESTED] of the total amount, to be deducted from the first disbursement of the loan. The Borrower undertakes to pay the collection costs of each interest or instalment payment pursuant to the rates schedule of the Lender as current at any time as well as any costs which may arise from collection measures taken as a result of his default, at no cost to the Lender.

In addition, the Borrower shall pay the costs of individual support services of the Lender pursuant to the rates schedule of the Lender as current at any time, such as costs resulting from transfers and the cost of delivering payments to the Lender.

5. Insurance

As surety for the prompt and full payment of the loan the Borrower will issue a General Bond to the Lender, in the amount of USD 4,000,000.- , secured by a first-rank mortgage in the property Sturlugata 8, Reykjavik along with a General Bond in the amount of USD 400,000.- secured by a second-rank mortgage on the property Sturlugata 8, Reykjavik, concurrently, the second-rank mortgage secures a General Bond in the amount of ISK 140,000,000.-, issued on 21 December 2001. The first-rank mortgage secures concurrently a General Bond in the amount of ISK 1,400,000,000.-, issued 21 December 2001.

As surety for the prompt and full payment of the loan, Islensk erfoagreining ehf., State Reg. No. 691295-3549, Lynghals 1, Reykjavik pledges all shares in Sturlugata 8 ehf. to the Lender.

By their signature of this Loan Agreement and as surety for the prompt and full payment of the loan, deCode genetics Inc, Delaware, US and Islensk erfoagreining ehf., Lynghals 1, Reykjavik, assume liability for the loan, in solidum, as guarantors. The guarantee covers the payment of the amount of the loan including all interest and costs of any kind. The guarantee shall remain in effect regardless of whether a payment deferral is granted on one or more occasion, until such time as the loan is fully discharged.

6. Conditions for Disbursement

The Borrower's delivery of the following documents to the Lender, of the content and in the form acceptable to the Lender, is a prerequisite for the disbursement of the loan pursuant to this agreement:

1.    The Articles of Association of the Borrower and guarantors.

2. Decision of the Board of Directors of the Borrower on the borrowing and mortgage.

3. Decision of the Board of Directors of Islensk erfoagreining ehf. on the mortgaging of assets and guarantee pursuant to Section 5 hereof and power of attorney to sign the loan documents.

4. Decision of deCode genetics Inc. on a guarantee pursuant to Section 5 hereof and power of attorney to sign the loan documents.

5. Certification that the Borrower has purchased insurance for the mortgaged property.

6. Registered Bonds pursuant to Section 5 in the amount of USD 4,000,000.- and USD 400,000.-

7.    Written disbursement instructions.

8.    Certified copy of the Site Lease Agreement for the site Sturlugata 8.

9. Certified copy of the Lease Agreement between Islensk erfoagreining ehf. and Sturlugata 8 ehf. concerning the property Sturlugata 8.

10. Confirmation from the share registry of Sturlugata 8 ehf. that the mortgaging of the shares pursuant to Section 5 has been entered in the Company's share register.

7. Declarations of the Borrower

By his signature on this Loan Agreement the Borrower declares to the Lender that:

a) all the necessary decisions taken on the part of the borrower in order to establish a binding agreement were made in a lawful manner,

b) the Agreement is signed on behalf of the Borrower by parties legally entitled to do so and a contract has been established which is binding for the Borrower in every respect,

c) the Agreement does not violate the Articles of Association of the Borrower or any agreement that the Borrower has entered into with any third party or its parent company or any subsidiary,

d) the Borrower is not engaged in any litigation or disputes that could have a substantial negative impact on his financial standing or qualification to fulfil his obligations under the provisions hereof,

e)    none of the events of default described in Section 10 are present,

f) he has provided the Lender with all the information necessary to evaluate his financial standing,

g) the information contained in the Agreement or that the Borrower has given in connection with its content, is adequate and materially correct, and

h) the accounts of the Borrower are in accordance with applicable laws and generally accepted accounting standards.

The above information from the Borrower shall be regarded as repeated on the due dates of the interest and / or instalments unless specifically stated otherwise by the Borrower.

8. Payment of Taxes in Connection with the Conclusion of the Agreement

The Borrower shall pay all public levies which may be imposed on the Agreement or payments pursuant to the Agreement at no cost to the Lender.

9. Covenants

The Borrower and the guarantors undertake to observe the following terms until the debt pursuant to the Loan Agreement is paid in full:

i. NOTICE OF DEFAULT: The Borrower and the guarantors undertake to notify the Lender in writing without delay if it comes to their attention that an event of default has taken place.

ii. ANNUAL ACCOUNTS AND INTERIM ACCOUNTS: The Borrower and the guarantors undertake to send to the Lender audited Annual Accounts as well as reviewed semi-annual accounts no later than four months following the close of the accounting period. The Annual Accounts shall be audited and prepared in accordance with legislation and accepted accounting standards.

iii. SALE OF MORTGAGED PROPERTY: The Borrower and Islensk erfoagreining ehf. undertake not to sell the property mortgaged in security of this Agreement without the prior approval of the Lender.

iv. BAN ON MERGERS OR DEMERGERS: The Borrower undertakes not to merge with another company or companies or to divide the company into two or more independent limited liability companies without the approval of the Lender.

v. INSURANCE: The Borrower undertakes to insure the mortgaged property for its actual worth for the entire term of the Agreement.

vi. RESTRICTIONS ON CHANGING THE OPERATION OR OBJECT OF THE BORROWER. The Borrower undertakes to not to change his operations in such a way as to require amendment of the Company's object in its Articles of Association.

vii. DISPOSAL OF INSURANCE COMPENSATION, NOTIFICATION REQUIREMENT: the Borrower undertakes to inform the Lender immediately if circumstances arise where the Borrower is, or may be, entitled to insurance compensation in respect of damage to the mortgaged property if the damage is valued in excess of ISK 10,000,000.- Furthermore, the Borrower undertakes not to dispose of such payments except in consultation with and with the approval of the Lender.

viii. DELIVERED STATEMENTS: The Borrower warrants that the information provided in connection with this Agreement is correct. The Lender is entitled to request confirmation that such information is correct at any time during the term of effect of the Agreement.

ix. DISPOSAL OF THE LOAN: The Borrower undertakes to dispose of the loan for the purpose that it was intended.


10. Events of Default - Remedies

The following shall constitute events of default on the part of the Borrower under this Agreement:

i. the Borrower fails to pay on the correct due date or in the correct currency, and such default continues for longer than 14 days from the due date;

ii. The Borrower repeatedly fails to pay at the correct time and in the correct currency;

iii. a debt or commitment of the Borrower, extraneous to this Agreement, amounting to over USD 1,000,000.- or an equivalent amount in any other currency, is defaulted in such a way that it gives rise to the right to call in the debt, unless such default is the result of a reasonable protest on the part of the Borrower to such a claim and that a proper defence is maintained.

iv. the debt of the Borrower, according to the General Bonds issued concurrently with this loan (first-class 2002), is defaulted and such default continues for longer than 14 days from the due date,

v. the Borrower and/or the guarantors violate Section 9 concerning the insurance of the mortgaged property (v) and the sale of the mortgaged property (iii),

vi. the Borrower and/or the guarantors violate other provisions of Section 9 than those described in Section 10 (iv) and such violation continues for longer than 15 days after the Lender has sent the Borrower a request for remedy,

vii. the Borrower's or the guarantor's assets are subjected to attachment, a request is submitted for the enforced auction of their assets, they petition for a moratorium on debts, they seek formal or informal composition agreements with their creditors on the cancellation of debts or a request is made for their estates to be subjected to bankruptcy proceedings,

viii. a request is made that the Borrower's company or the guarantor's company be dissolved

ix. any information from the Borrower or the guarantor and/or the obligations undertaken by the Borrower or the guarantor in accordance with this Agreement prove to be substantially wrong, inadequate or misleading when they were submitted to the Lender in such a way that it would probably have affected the Lender's willingness to grant the loan,

x. any instances or circumstances are present that may, in the opinion of the Lender, have a substantial negative effect on the Borrower's or the guarantor's ability to fulfil their obligations pursuant to this Agreement.

In the event of default, as defined in this Section, the lender may, without notice or warning, call in the entire remainder of the loan together with accrued interest and other payments due from the Borrower pursuant to this Agreement. The Borrower shall pay default interest on the due or called-in amount pursuant to Section 3 of the Agreement.

When the loan is due in accordance with the above, the Lender is entitled, without further notice, to seek enforcement of his claims in the security provided by the Borrower to the Lender. The Lender may decide, at its sole discretion, whether to seek enforcement of all the security given or any part of the security, and, if the latter, in what order.

11. Notices

All notices sent by the parties to one another pursuant to this Agreement shall be sent as specified below:

Islandsbanki, Attn. Corporate Finance Division, Kirkjusandur 2, 155 Reykjavik. Fax. 580-5110

Sturlugata 8 ehf., Attn. Management, Sturlugata 8, 101 Reykjavik. Fax. 570-1981

Islensk erfoagreining, Attn. Chief Financial Officer, Sturlugata 8, 101 Reykjavik. Fax 570-1981

deCode genetics Inc., Attn. CEO, Sturlugata 8, 101 Reykjavik. Fax 570-1981

Notices may be sent by fax, provided that the sender takes full responsibility that such notices are received by the recipient. The Borrower will notify the Lender promptly of any change in his address, telephone number, e-mail address or other comparable information.

12. Force Majeure

In the event of a substantial change in the business terms of the Lender as a result of events for which the Lender cannot be held responsible, and do not relate to his financial standing and lending capacity all other things being equal, e.g. changes in loan markets, government decisions, war, nuclear accidents or incidents that can be classified as events of force majeure incidents, with the result that the Lender is unable to obtain overseas loan capital for the financing of this Loan Agreement on similar terms as those anticipated on its negotiation, the Lender may, following prior notification to the Borrower, call in the balance of the loan with 60 days' of notice. The Lender is not responsible for any potential losses incurred by the Borrower in connection with such a calling in of the balance.


13. Further Provisions

Headings in this Agreement are solely for convenience and have no substantive significance for this Agreement.

Any disputes arising in respect of this Agreement shall be referred to the District Court of Reykjavik.

This Agreement is concluded in 11 numbered pages [Icelandic original: 10 pages] and in two copies, one for each party.

In witness whereof, the parties have signed this agreement in the presence of witnesses to the correct date and signature.


Witnesses to the correct date,                  Reykjavik, 21 December 2001
signature and financial competence of the
parties:
Sigurgeir Guolaugsson [sign.]                   On the Board of Directors of
Id. No. 290876-3709                             Sturlugata 8 ehf.
Steinunn Kristin Poroardottir [sign.]           Tomas Sigurosson [sign.]
Id. No. 090472-4379
In agreement with the above as guarantors:      For Islandsbanki-FBA hf.

For Islensk erfoagreining ehf.                  signature illegible

Tomas Sigurosson [sign.]                        Erlendur Magnusson [sign.]

For deCODE genetics, Inc.

Tomas Sigurosson [sign.]

ANNEX 1 - LOAN DISBURSEMENT APPLICATION

Islandsbanki
Corporate Finance Division
Kirkjusandur 2
155 Reykjavik

[Place], [Date]

Subject: Request for disbursement of loan.

Pursuant to Section 1 of the Loan Agreement between [the Borrower] and Islandsbanki-FBA hf., dated [date] on a loan in the amount of [currency] [amount]-, a request is hereby submitted for the loan to be disbursed as follows:

Loan[or part thereof in [currency]:]


Date of Disbursement:

Recipient of Disbursement:                   [Name, Id. No., Address]

Account Number

Receiving Bank

Notes                                        [if appropriate]


Respectfully,

ANNEX 2 - FOREIGN CURRENCY ACCOUNTS

               Foreign currency accounts for the payment of loans
                         when paying in foreign currency

Islandsbanki
Corporate Finance Division
Kirkjusandur 2
155 Reykjavik

DOMESTIC USD ACCOUNT

BRANCH      ACCT.       TYPE NO.          ACCOUNT NO                CURRENCY
500         38          119160            USD

OVERSEAS USD ACCOUNT

Currency    banki                              Swiftcode    Account number
--------------------------------------------------------------------------------
USD         Chase Manhattan Bank, New York     CHASU33      544-7-21738